UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main, 15th Floor Salt Lake City, Utah	84133
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-158319
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to Purchase Common Stock of Zions Bancorporation	NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is “Warrants to Purchase Common Stock of Zions Bancorporation” (the “Warrants”). The description of the Warrants is set forth under the caption “Description of Warrants” in the Preliminary Prospectus Supplement, dated May 19, 2010 as filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the Registration Statement on Form S-3 (File No. 333-158319) of Zions Bancorporation, as filed with the Commission on March 31, 2009. Such section is incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant Agreement, between Zions Bancorporation and Zions First National Bank.*

4.2	Form of Warrant Certificate (included as part of Exhibit 4.1).*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date: May 20, 2010	By:	/S/ THOMAS E. LAURSEN
Thomas E. Laursen
Executive Vice President and General Counsel

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